UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

MONGODB, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 38th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

646-727-4092

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On January 9, 2020, MongoDB, Inc. (“MongoDB”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”), relating to the sale by MongoDB of an aggregate of $1.0 billion principal amount of its 0.25% Convertible Senior Notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). MongoDB also granted the Initial Purchasers an option to purchase, within a 13-day period from, and including, the initial issuance date of the Notes, up to an aggregate of $150.0 million additional principal amount of Notes. The Initial Purchasers exercised in full this option to purchase additional Notes on January 10, 2020. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture and Notes

On January 14, 2020, MongoDB issued an aggregate of $1.15 billion principal amount of Notes pursuant to an Indenture, dated January 14, 2020 (the “Indenture”), between MongoDB and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest from January 14, 2020 at a rate of 0.25% per annum payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2020. The Notes will mature on January 15, 2026, unless earlier converted, redeemed or repurchased.

The net proceeds from this offering are expected to be approximately $1.13 billion, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by MongoDB. MongoDB used approximately $92.9 million of the net proceeds from this offering to pay the cost of the capped call transactions described below. MongoDB also used approximately $479.2 million of the net proceeds to repurchase for cash approximately $210.0 million of the aggregate principal amount of MongoDB’s outstanding 0.75% Convertible Senior Notes due 2024 (the “2024 Notes”) through individually privately negotiated transactions concurrently with the offering of the Notes. MongoDB intends to use the remainder of the proceeds from this offering for working capital and other general corporate purposes. MongoDB may also use a portion of the proceeds from this offering for acquisitions or strategic investments in businesses or technologies, although it does not currently have any plans for any such acquisitions or investments.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2025, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on April 30, 2020 (and only during such fiscal quarter), if the last reported sale price of MongoDB’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five-business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of MongoDB’s Class A common stock and the conversion rate for the Notes on each such trading day; (3) if MongoDB calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 15, 2025, holders may convert all or any portion of their Notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, MongoDB will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of MongoDB’s Class A common stock or a combination of cash and shares of MongoDB’s Class A common stock, at MongoDB’s election.

The conversion rate for the Notes is initially 4.7349 shares of MongoDB’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $211.1977 per share of MongoDB’s Class A common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following MongoDB’s issuance of a notice of redemption, MongoDB will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called for redemption during the related redemption period in certain circumstances.

MongoDB may not redeem the Notes prior to January 20, 2023. On or after January 20, 2023, MongoDB may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of MongoDB’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which MongoDB provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If MongoDB undergoes a fundamental change (as defined in the Indenture) at any time prior to the maturity date, holders will have the right, at their option, to require MongoDB to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) MongoDB defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (2) MongoDB defaults in the payment of principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) failure by MongoDB to comply with MongoDB’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days; (4) failure by MongoDB to give a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture) or notice of a specified corporate transaction, in each case when due, and such failure continues for three business days; (5) failure by MongoDB to comply with its obligations under the Indenture with respect to consolidation, merger and sale of MongoDB’s assets; (6) failure by MongoDB for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received to comply with any of MongoDB’s other agreements contained in the Notes or Indenture; (7) MongoDB or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of MongoDB and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (a) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (b) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (a) and (b), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to MongoDB by the Trustee or to MongoDB and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of MongoDB or any of its significant subsidiaries. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus any accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes are MongoDB’s general unsecured obligations and rank senior in right of payment to all of MongoDB’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to all of MongoDB’s unsecured indebtedness that is not so subordinated, including the 2024 Notes; effectively junior to any of MongoDB’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of MongoDB’s current or future subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On January 9, 2020 and January 10, 2020, concurrently with, respectively, the pricing of the Notes and the Initial Purchasers’ exercise of their option to purchase additional Notes, MongoDB entered into capped call transactions with certain of the Initial Purchasers and/or their respective affiliates or other financial institutions (the “Option Counterparties”). The capped call transactions are expected to offset the potential dilution to MongoDB’s Class A common stock upon any conversion of Notes, with such reduction and/or offset subject to a cap initially equal to $296.4202 per share (which represents a premium of 100% over the per-share volume-weighted average price of MongoDB’s Class A common stock on January 9, 2020). The capped call transactions are separate transactions, entered into by MongoDB with the Option Counterparties, and are not part of the terms of the Notes.

A copy of the form of confirmation for the capped call transactions is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the capped call transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. To the extent that any shares of Class A common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of Class A common stock.

The offer and sale of the Notes and the Class A common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01. Other Events.

On January 8, 2020, MongoDB issued a press release announcing the proposed Note offering. A copy of the press release is filed herewith as Exhibit 99.3.

On January 10, 2020, MongoDB issued a press release announcing the pricing of the Note offering. A copy of the press release is filed herewith as Exhibit 99.4.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the offering of the Notes, the effects of the capped call transactions, and MongoDB’s expectations regarding the expected net proceeds from the offering and use of those net proceeds. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that MongoDB expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in MongoDB’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in MongoDB’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019 and its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2019. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent MongoDB’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. MongoDB disclaims any obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 14, 2020, by and between MongoDB, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing MongoDB, Inc.’s 0.25% Convertible Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Purchase Agreement, dated January 9, 2020, by and among MongoDB, Inc. and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.

99.2	Form of Confirmation for Capped Call Transactions.

99.3	Press Release issued by MongoDB, Inc. on January 8, 2020.

99.4	Press Release issued by MongoDB, Inc. on January 10, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

By:	/s/ Andrew Stephens
Andrew Stephens
General Counsel and Secretary

Date: January 14, 2020